Exhibit 99.2

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes as indicated in this example	☒

Wesco Financial Corporation’s Board of Directors recommends a vote FOR proposal 1:

		FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2011, as it may be amended from time to time, by and among Berkshire Hathaway Inc., a Delaware corporation, Montana Acquisitions, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Berkshire Hathaway Inc., and Wesco Financial Corporation, a Delaware corporation.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, and, if necessary, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to adopt the Agreement and Plan of Merger.

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you take of advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on the day prior to the special meeting day.

INTERNET http://www.proxyvoting.com/wsc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Directions to Special Meeting

Meeting – The special shareholders’ meeting of Wesco Financial Corporation will be held at the University Club of Pasadena, 175 North Oakland Avenue, Pasadena, California 91101, on Friday, June 24, 2011 at 10:00 a.m., local time. Please note that there will not be a question and answer session with Charles T. Munger during or immediately following the special meeting.

Parking – Parking is available at nearby public parking lots.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders. The proxy statement and proxy card for the special meeting are available on Wesco Financial Corporation’s website at www.wescofinancial.com or at http://bnymellon.mobular.net/bnymellon/wsc.

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WESCO FINANCIAL CORPORATION

Proxy for Special Meeting of Shareholders

June 24, 2011

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jeffrey L. Jacobson, Margery A. Patrick and Robert E. Sahm, or any one of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed on the other side hereof, all shares of capital stock of WESCO FINANCIAL CORPORATION held of record by the undersigned on May 16, 2011, at the special meeting of shareholders to be held at the University Club of Pasadena, 175 North Oakland Avenue, Pasadena, California 91101, on Friday, June 24, 2011 at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

The shares represented by the proxy will be voted as specified. If no specification is made, the shares represented by the proxy will be voted FOR the proposal on the reverse side of this proxy card.

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)